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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              CITIGROUP CAPITAL IX
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                               06-1532083
(State of Incorporation or Organization)          (I.R.S. Employer
                                                  Identification No.)

c/o Citigroup Inc.
399 Park Avenue
New York, New York                                     10043
(Address of Principal Executive Offices)            (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the Act
Exchange Act and is effective upon         and is effective pursuant to General
filing pursuant to General Instruction     Instruction A.(d) please check the
A.(c) please check the following           following box. [ ]
box. [X]


Securities Act registration statement file number to which this form relates:
333-102206

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                 Name of Each Exchange on Which
       to be so Registered                 Each Class is to be Registered


6.00% Capital Securities (TRUPS/R/)        New York Stock Exchange
(and the Guarantee with respect
thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     (None)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrants' Securities to be Registered.

     See the information set forth under the headings "Description of the Capital Securities" and "Description of Guarantee" in the Prospectus of the Registrants, as filed with the Securities and Exchange Commission on February 7, 2003, pursuant to Rule 424(b).

Item 2.  Exhibits.

     2.1      Registration Statement on Form S-3 (No. 333-102206) of the
              Registrants.

     2.2 Certificate of Trust dated December 7, 1998, of Citigroup Capital IX, incorporated by reference to Exhibit 4.18 to the Registrants' Registration Statement on Form S-3 (No. 333-68949).

     2.3 Form of Amended and Restated Declaration of Trust for Citigroup Capital IX ("Declaration of Trust"), incorporated by reference to
              Exhibit 4.26 to the Registrants' Registration Statement on Form S-3 (No. 333-68949), except that the Regular Trustees shall be William P. Hannon, Todd S. Thomson and Guy R. Whittaker.

     2.4      Form of Capital Security, included in the Declaration of Trust.

     2.5 Form of Guarantee with respect to the Capital Securities, incorporated by reference to Exhibit 4.38 to the Registrants' Registration Statement on Form S-3 (No. 333-68949).

     2.6 Form of Indenture between Citigroup Inc. (formerly Travelers Group Inc.) and JPMorgan Chase Bank (formerly The Chase Manhattan Bank (formerly The Chase Manhattan Bank, N.A.)), as Trustee, relating to the Junior Subordinated Debt Securities, incorporated by reference to Exhibit 4.11 to Citigroup Inc.'s Registration Statement on Form S-3 (No. 333-12439).

     2.7 Prospectus of the Registrants relating to the offering of the Capital Securities filed with the Securities and Exchange Commission on February 7, 2003, pursuant to Rule 424(b).

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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   February 10, 2003


                                      CITIGROUP CAPITAL IX


                                      By: /s/ Guy R. Whittaker
                                          -------------------------------------
                                              Guy R. Whittaker, as Trustee




                                      By: /s/ William P. Hannon
                                          -------------------------------------
                                              William P. Hannon, as Trustee




                                      CITIGROUP INC.




                                      By: /s/ Charles E. Wainhouse
                                          -------------------------------------
                                              Charles E. Wainhouse
                                              Assistant Treasurer

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